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                            EXHIBIT 1

         INFORMATION WITH RESPECT TO EXECUTIVE OFFICERS
                AND DIRECTORS OF AMERICAN EXPRESS


            The following information sets forth the name, business address and present principal occupation of each of the directors and executive officers of American Express. Except as indicated below, the business address of each director and executive officer of American Express is American Express Tower, World Financial Center, New York, New York 10285. Each of the directors and executive officers of American Express, with the exception of David M. Culver and F. Ross Johnson who are citizens of Canada, is a citizen of the United States.

                         BUSINESS ADDRESS AND PRESENT
NAME                     PRINCIPAL OCCUPATION


Daniel F. Akerson        Chairman and Chief Executive Officer
                         General Instrument Corporation
                         181 W. Madison Street
                         49th Floor
                         Chicago, Illinois  60602

Anne L. Armstrong        Chairman of the Board of Trustees
                         Center for Strategic and International Studies
                         P.O. Box 1358
                         Kingsville, Texas  78364

Edwin L. Artzt           Chairman of the Executive Committee
                         The Procter & Gamble Company
                         One Procter & Gamble Plaza
                         Cincinnati, Ohio 45202-3315

William G. Bowen         President
                         The Andrew W. Mellon Foundation
                         140 East 62nd Street
                         New York, New York 10021

David M. Culver          Chairman
                         CAI Capital Corporation
                         3429 Drummond Street
                         Suite 200
                         Montreal, Canada H3G 1X6

Charles W. Duncan Jr.    Duncan Interests
                         600 Travis
                         Suite 6100
                         Houston, Texas  77002-3007


Harvey Golub             Chairman of the Board and Chief Executive
                           Officer
                         American Express Company



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Beverly Sills Greenough  Chairman
                         Lincoln Center for the Performing Arts
                         165 West 65th Street
                         9th Floor
                         New York, New York 10023

F. Ross Johnson          Chairman and Chief Executive Officer
                         RJM Group
                         200 Galleria Parkway, N.W.
                         Suite 970
                         Atlanta, Georgia  30339

Vernon E. Jordan Jr.     Senior Partner
                         Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                         1333 New Hampshire Avenue, N.W.
                         Suite 400
                         Washington, D.C.  20036

Henry A. Kissinger       Chairman
                         Kissinger Associates, Inc.
                         350 Park Avenue
                         26th Floor
                         New York, New York  10022

Drew Lewis               Chairman and Chief Executive Officer
                         Union Pacific Corporation
                         Martin Tower
                         1170 Eighth Avenue
                         16th Floor
                         Bethlehem, Pennsylvania  18018

Aldo Papone              Senior Advisor
                         American Express Company

Frank P. Popoff          Chairman and Chief Executive Officer
                         The Dow Chemical Company
                         2030 Dow Center
                         Midland, Michigan  48674




















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  EXECUTIVE OFFICERS OF AMERICAN EXPRESS WHO ARE NOT DIRECTORS

                         BUSINESS ADDRESS AND PRESENT
NAME                     PRINCIPAL OCCUPATION

Kenneth I. Chenault      Vice Chairman, American Express Company;
                         President, U.S.A., American Express
                           Travel Related Services Company, Inc.

George L. Farr           Vice Chairman
                         American Express Company

Jonathan S. Linen        Vice Chairman
                         American Express Company

Steven D. Goldstein      Chairman and Chief Executive Officer
                         American Express Bank Ltd.

John D. Hayes            Executive Vice President
                         Global Advertising

William J. Heron         President
                         American Express Financial Services Direct

David R. Hubers          President and Chief Executive Officer
                         American Express Financial Corporation
                         IDS Tower 10
                         Minneapolis, Minnesota  55440

Joseph W. Keilty         Executive Vice President
                         American Express Company

Carl B. Lehmann, III     President
                         Travelers Cheque Group

Allan Z. Loren           Executive Vice President and Chief
                           Information Officer
                         American Express Company

Michael P. Monaco        Executive Vice President and Chief
                           Financial Officer
                         American Express Company

Louise M. Parent         Executive Vice President and
                           General Counsel
                         American Express Company

Phillip J. Riese         President, Consumer Card Services Group,
                           American Express Travel Related
                           Services Company, Inc.;
                         Chairman, American Express Centurion Bank

Thomas O. Ryder          President, Establishment Services Worldwide
                         American Express Travel Related
                           Services Company, Inc.

Thomas Schick            Executive Vice President
                         American Express Company
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